EXHIBIT A

Additional Information to Item 2

Name	Business Address	Principal Occupation and Employment	Citizenship

Dimitrios Tsiaklagkanos (Director)	13 Defteras Merarchias Street Alassia Building 18535 Piraeus Greece	Lawyer	Greece